EXHIBIT A

AGREEMENT
JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree jointly to prepare and file with regulatory authorities a Schedule 13G and any amendments thereto reporting each of the undersigned’s ownership of securities of The Great Atlantic and Pacific Tea Company, Inc., and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.

Dated: November 28, 2006

GOODWOOD INC.

By:	/s/ Peter H. Puccetti
Name:	Peter H. Puccetti
Title:	Authorized Person

1354037 ONTARIO INC.

By:	/s/ J. Cameron MacDonald
Name:	J. Cameron MacDonald
Title:	Authorized Person

GOODWOOD FUND

By:	/s/ Peter H. Puccetti
Name:	Peter H. Puccetti
Title:	Authorized Person

ARROW GOODWOOD FUND

By:	/s/ Peter H. Puccetti
Name:	Peter H. Puccetti
Title:	Authorized Person

GOODWOOD CAPITAL FUND

By:	/s/ Peter H. Puccetti
Name:	Peter H. Puccetti
Title:	Authorized Person

THE GOODWOOD FUND 2.0 LTD.

By:	/s/ Peter H. Puccetti
Name:	Peter H. Puccetti
Title:	Authorized Person

KBSH GOODWOOD CANADIAN LONG/SHORT FUND

By:	/s/ Peter H. Puccetti
Name:	Peter H. Puccetti
Title:	Authorized Person

MSS EQUITY HEDGE 15

By:	/s/ Peter H. Puccetti
Name:	Peter H. Puccetti
Title:	Authorized Person

PETER H. PUCCETTI

/s/ Peter H. Puccetti

J. CAMERON MACDONALD

/s/ J. Cameron MacDonald

628088 BC LTD.

By:	/s/ J. Cameron MacDonald
Name:	J. Cameron MacDonald
Title:	Authorized Person